Exhibit 99.2
Cal Dive International
3rd Quarter 2011 Earnings Conference Call

Forward-Looking Statements
This presentation may include “forward-looking” statements that are generally identifiable through our use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that we make regarding our earnings expectations. The forward-
looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S. Gulf of Mexico resulting from the Macondo well blowout, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, and other risks detailed in our
Form 10-K on file with the Securities and Exchange Commission.

Presentation Outline
  Summary of 3Q 2011 Results
  Backlog
  Discussion of Financial Results
  Non-GAAP Reconciliations
  Questions & Answers

Summary of 3Q Results

   Increased utilization from 2Q 11 due to
 seasonality in GoM.
  Lower activity levels compared to 3Q 10 due
 to lack of cleanup work in GoM relating to
 Macondo incident.
  Strong profitability in Australia for diving
 related work on Gorgon project.
  Asset impairment charges.
  Amendment to Credit Facility.

$350
$300
$250
$200
$150
$100
$50
$-
$183
$191
$302
$233
$191
$190
$176
$221
4Q 2009
1Q 2010
2Q 2010
3Q 2010
4Q 2010
1Q 2011
2Q 2011
3Q 2011

Backlog
($ millions)

Financial Results

(1) See reconciliation on Non-GAAP financial measures at the end of the presentation.
(2) Tax effected.
(all amounts in thousands, except per share amounts and percentages)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

Revenues	$132,906	$193,793	$352,377	$375,428

Gross Profit	12,050	46,721	6,478	38,769
Margins	9%	24%	2%	10%

Net Loss	($34,367)	($283,372)	($58,126)	($313,467)
Margins	(26%)	(146%)	(16%)	(83%)

Diluted Loss Per Share	(0.37)	(3.11)	(0.63)	(3.44)

Net Loss	($34,367)	($283,372)	($58,126)	($313,467)
Non-cash fixed asset impairments (2)	28,795	15,048	28,795	15,048
Non-cash goodwill impairments (2)	-	287,463	-	287,463
Net Income (Loss) excluding impairments	($5,572)	$19,139	($29,331)	($10,956)
Margins	(4%)	10%	(8%)	(3%)

Diluted Earnings (Loss) Per Share	($0.06)	$0.21	($0.32)	($0.12)

EBITDA (1)	$18,363	$50,330	$24,303	$52,184
Margins	14%	26%	7%	14%

Utilization

(1) Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period excluding days in which the vessels were in drydock or taken out of service for upgrades.
(The following statistics are for owned and operated vessels only)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Effective Utilization(1) -
Saturation Diving Vessels	67%	88%	59%	64%
Surface Diving Vessels	55%	75%	46%	52%
Construction Barges	28%	46%	23%	27%
Total Fleet	49%	69%	41%	47%

Calendar Day Utilization -
Saturation Diving Vessels	67%	88%	54%	60%
Surface Diving Vessels	54%	75%	43%	50%
Construction Barges	28%	46%	22%	24%
Total Fleet	49%	69%	39%	44%

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
$32
$162
$35
$98
$60
$315
$130
$222
3Q 2010
3Q 2011
YTD 3Q 2010
YTD 3Q 2011
Domestic
International

International Revenue

($ millions)

Credit Facility Amendment
  Amendment provides enhanced financial flexibility and available liquidity.
  Revolver size reduced to $150 million, $75 million for 1Q 12.
  Max permitted leverage ratio increased as follows:
  4Q 11 - 5.00x
  1Q 12 - Either 5.0x OR minimum TTM EBITDA of $25.2 million
  2Q 12-5.75x
  3Q 12-4.25x
  4Q 12- 4.00x
  Thereafter 3.75x
  Minimum Fixed Charge Coverage Ratio of 1.25x effective 2Q 12 and thereafter.
  Pricing grid margin increases 100bps.

Net Debt to Book Cap. % (2)

$350
$300
$250
$200
$150
$100
$50
$-
$314
$254
$183
$141
$155
$183
$178
2007
2008
2009
2010
1Q 2011
2Q 2011
3Q 2011
Net Debt

35%
30%
25%
20%
15%
10%
5%
0%
35%
27%
21%
27%
30%
33%
35%
2007
2008
2009
2010
1Q 2011
2Q 2011
3Q 2011
Net Debt to Book Cap.

Debt Levels

Net Debt Levels (1)

Horizon Acquisition
($ millions)
(1) Calculated as Total Debt less Cash and Cash Equivalents.
(2) Calculated as Net Debt divided by Stockholders’ Equity plus Net Debt.

$150 Million Revolver*

$35 MM
$52 MM
$63 MM
Effective Revolver Borrowing Capacity
Remaining Total Revolver Borrowing & LC Facility Amount
Outstanding Revolver Borrowing & LC's

Cash at 9/30/2011: $7 Million

*Revolver size temporarily steps down to $75 million for 1Q12 and then subsequently returns to $150 million.

Liquidity

Non-GAAP Reconciliations

EBITDA Reconciliations

(all amounts in thousands)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

EBITDA (unaudited)	$18,363	$50,330	$24,303	$52,184

Less: Depreciation & Amortization	16,816	17,128	51,168	51,953
Less: Non-Cash Stock Comp. Expense	2,564	1,788	7,163	5,366
Less: Interest Expense, net	2,071	2,544	6,412	6,835
Less: Income Tax Benefit	(5,359)	(3,378)	(18,952)	(14,123)
Less: Non-Cash Goodwill Impairment Charge	-	292,469	-	292,469
Less: Non-Cash Fixed Asset Impairment Charge	36,638	23,151	36,638	23,151
Net Loss	($34,367)	($283,372)	($58,126)	($313,467)